Exhibit 10.24
AMENDMENT NO. 1 TO WARRANT OF GREEN DOT CORPORATION
AMENDMENT NO. 1 dated as of August 15, 2011 (the “Amendment”) to the Warrant of Green Dot Corporation, a Delaware corporation (the “Company”), Number W-041, dated as of March 3, 2009 (the “Warrant”), issued to PayPal, Inc., a Delaware corporation (as used in the context of the Warrant as the holder of the Warrant, the “Holder”, and as used in the context of the Warrant other than as the Holder, “PayPal”).
W I T N E S S E T H :
WHEREAS, the Company issued the Warrant to the Holder on March 3, 2009, in connection with that certain Master Services Agreement between the Company and PayPal, dated as of February 18, 2009; and
WHEREAS, the Company has submitted an application (the “Application”) to the Board of Governors of the Federal Reserve System to become a bank holding company pursuant to Section 3(a)(1) of the U.S. Bank Holding Company Act of 1956, as amended; and
WHEREAS, in connection with the Application, the Company and the Holder desire to amend the Warrant as set forth herein to clarify the type of shares for which the Warrant may be exercised.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Warrant. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Warrant” and each other similar reference contained in the Warrant shall, after this Amendment becomes effective, refer to the Warrant as amended hereby.
Section 2. Amendment to the Warrant; Class A Common Stock. Effective as of the date hereof, and pursuant to Section 10.8 of the Warrant, the Warrant is hereby amended as follows:
The first sentence of the Warrant is amended and replaced in its entirety with the following language:
“THIS CERTIFIES THAT, for value received, PayPal, Inc., a Delaware corporation (as used in the context of this Warrant as the holder of this Warrant, the “Holder”), is entitled to purchase up to the Maximum Number (as defined below) of shares (the “Shares”) of Class A Common Stock (the “Common Stock”) of Green Dot Corporation, a Delaware corporation (the “Company”).”

Section 3. Governing Law. This Amendment shall be governed by and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.
Section 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Section 5. Effectiveness. This Amendment shall become effective as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GREEN DOT CORPORATION
By:	/s/ John C. Ricci
	Name:	John C. Ricci
	Title:	General Counsel & Corporate Secretary

PAYPAL, INC.
By:	/s/ Gary Marino 8/12/11
	Name:	Gary Marino
	Title:	SVP, Gbl Credit Products and Risk

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